SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  December 4, 2010

 Feel Golf Co., Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

California	000-26777	77-0532590
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1354-T Dayton St.
Salinas, CA 93901
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(831) 422-9300
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 4, 2010, Feel Golf Company, Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with Pro Line Sports, Inc., a Florida manufacturer and distributor of golf ball retrievers and accessories (“Pro Line Sports”), pursuant to which the Company will purchase one hundred percent (100%) of the right, title and interest in Pro Line Sports’ tangible and intangible assets listed on the exhibits to the Agreement (collectively, the “Assets”), for the price of $225,000. The Asset Purchase Transaction will be consummated upon the completion of certain events including the closing of the arranged financing for the contemplated transaction.

A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. The descriptions of the transactions contemplated by these documents do not purport to be complete and are qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On January 7, 2011, the Company issued a press release announcing the entry of the Agreement with Pro Line Sports for the Asset Purchase Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

N/A

(b) Pro Forma Financial Information

N/A

(c) Shell company transactions

N/A

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement by and between Feel Golf Company, Inc. and Pro Line Sports, Inc. dated December 4, 2010;
99.1	Press Release issued by Feel Golf Company, Inc. dated January 7th, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Feel Golf Co., Inc.

Date: January 7, 2011	By:	/s/ Lee Miller
Lee Miller
Chief Executive Officer